Exhibit 24.1

AMERICAN GREETINGS CORPORATION

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of American Greetings Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Zev Weiss, Jeffrey M. Weiss and Catherine M. Kilbane, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys-in-fact, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 12th day of October 2011.

/s/ Morry Weiss Morry Weiss Chairman of the Board; Director	/s/ Zev Weiss Zev Weiss Chief Executive Officer (principal executive officer); Director

/s/ Jeffrey Weiss Jeffrey Weiss President and Chief Operating Officer; Director	/s/ Scott S. Cowen Scott S. Cowen Director

/s/ Jeffrey D. Dunn Jeffrey D. Dunn Director	/s/ William E. MacDonald, III William E. MacDonald, III Director

/s/ Michael J. Merriman, Jr. Michael J. Merriman, Jr. Director	/s/ Charles A. Ratner Charles A. Ratner Director

/s/ Jerry Sue Thornton Jerry Sue Thornton Director	/s/ Stephen J. Smith Stephen J. Smith Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Joseph B. Cipollone Joseph B. Cipollone Vice President and Chief Accounting Officer (principal accounting officer)